Exhibit 10.20

* * * * * * * * * * * * * * * * * * * *

LEASE

500 NORTH BRAND BOULEVARD

* * * * * * * * * * * * * * * * * * * *

Between

EVERBRIDGE, INC.,

a Delaware corporation

(Tenant)

and

SPUSV5 500 BRAND, LP,

a Delaware limited partnership

(Landlord)

(i)

APPENDIX A - PLAN OF THE PREMISES

APPENDIX B - RULES AND REGULATIONS

APPENDIX C - TENANT IMPROVEMENT AGREEMENT

APPENDIX D - MORTGAGES CURRENTLY AFFECTING THE PROJECT

APPENDIX E - COMMENCEMENT DATE CONFIRMATION

RIDER NO. 1 — EXTENSION OPTION RIDER

RIDER NO. 2 — FAIR MARKET RENTAL RATE RIDER

RIDER NO. 3 — OPTIONS IN GENERAL

RIDER NO. 4 — RIGHT OF FIRST OFFER RIDER

(ii)

LEASE

THIS LEASE (the “Lease”) is made as of September 24, 2012 between SPUSV5 500 BRAND, LP, a Delaware limited partnership (the “Landlord”) and the Tenant as named in the Schedule below. The term “Building” means the building located at 500 North Brand Blvd., Glendale, California. The term “Project” means the Building, the building located at 520 North Brand Blvd. and the parking structure for the two aforementioned buildings. The term “Premises” means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A.

BASIC LEASE PROVISIONS

The following schedule (the “Schedule”) is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

1.	Tenant: EVERBRIDGE, INC., a Delaware corporation.

2.	Premises: Suite 1000 on the 10th floor of the Building, as depicted in Appendix A attached hereto.

3.	Rentable Square Feet of the Premises: Approximately 12,326 rentable square feet (“Rentable Area”). Landlord and Tenant stipulate that for all purposes of this Lease, the Premises shall (a) be deemed to contain the above described Rentable Area and (b) not be subject to remeasurement.

4.	Tenant’s Proportionate Share: 2.94% (based upon a total of 419,760 rentable square feet in the Project).

5.	Security Deposit: $59,263.40 (subject to reduction in accordance with the terms of Section 20 of this Lease hereinbelow).

6.	Tenant’s Real Estate Broker for this Lease: CBRE, Inc.

7.	Landlord’s Real Estate Broker for this Lease: CBRE, Inc.

8.	Tenant Improvements: See the Tenant Improvement Agreement attached hereto as Appendix C.

9.	Commencement Date: The later of (i) the date the Tenant Improvements identified in Appendix C are Substantially Completed, or, (ii) January 1, 2013. Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date.

10.	Termination Date/Term: The date that is forty-one (41) months after the Commencement Date, or if the Commencement Date is not the first day of a month, then after the first day of the following month (the “Termination Date”). The “Term” shall mean the period between the Commencement Date and the Termination Date.

11.	Guarantor: None.

12.	Base Year: Calendar year 2013.

13.	Base Rent:

Period	Approximate Monthly Base Rent /RSF*	Monthly Base Rent (based upon 12,326 RSF)*

Months 1 — 12	$2.20	$27,117.20

Months 13 — 24	$2.27	$27,930.72

Months 25 — 36	$2.33	$28,768.64

Months 37 — 41	$2.40	$29,631.70

*	Subject to conditional abatement during months 2, 3, 4, 13 and 14 of the initial Term, pursuant to the terms of Section 2A(1) below.

14.	Sole Permitted Use: General office purposes (the “Permitted Use”); however, in no event in violation of any provision of the Rules and Regulations attached as Appendix B hereto or any governmental laws, ordinances and regulations that may be applicable from time to time (“Governmental Requirements”).

STANDARD LEASE PROVISIONS

1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

2. RENT.

A. Types of Rent. Tenant shall pay Rent in the form of a check to Landlord at the following address:

SPUSV5 500 Brand, L.P.

Dept. 8311

Los Angeles, CA 90084-8311

or in such other manner as Landlord may notify Tenant:

(1) Base Rent in monthly installments, without deduction or offset, in advance, the first (1st) full monthly installment payable within three (3) business days after the full execution and delivery of this Lease and thereafter on or before the first (1st) day of each month of the Term in the amount set forth on the Schedule.

Notwithstanding the foregoing, provided Tenant is not in default under this Lease beyond any applicable notice and cure period, Landlord hereby agrees to abate Tenant’s obligation to pay Base Rent during months 2, 3, 4, 13 and 14 of the initial Term (the “Abatement Months”) (such abated Base Rent and the Abated Parking Charges [defined below] are hereinafter collectively referred to as the “Abated Amount”). During such Abatement Months, Tenant will still be responsible for the payment of all other monetary obligations under this Lease. Tenant acknowledges that any default by Tenant under this Lease beyond any applicable notice and cure period will cause Landlord to incur costs not contemplated hereunder, the exact amount of such costs being extremely difficult and impracticable to ascertain, therefore, should Tenant at any time during the Term be in default after having been given notice and opportunity to cure, then the total unamortized sum of such Abated Amount (amortized on a straight line basis over the initial Term of this Lease) so conditionally excused shall become immediately due and payable by Tenant to Landlord; provided, however, Tenant acknowledges and agrees that nothing in this paragraph is intended to limit any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, the remedies under Civil Code Section 1951.2 and/or 1951.4 and any successor statutes or similar laws), in the event Tenant defaults under this Lease beyond any applicable notice and cure period.

(2) Operating Cost Share Rent in an amount equal to the Tenant’s Proportionate Share of the excess of Operating Costs for the applicable fiscal year of the Lease (the “Excess Operating Costs”) over the Operating Costs for the Base Year (the “Base Operating Costs”), paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant’s Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

(3) Tax Share Rent in an amount equal to the Tenant’s Proportionate Share of the excess of Taxes for the applicable fiscal year of this Lease (the “Excess Taxes”) over the Taxes for the Base Year (the “Base Taxes”), paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

(4) Parking Rent in monthly installments in advance for each of the parking spaces allocated to Tenant pursuant to Section 4G, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

(5) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, Parking Rent and Tax Share Rent, but including any interest for late payment of any item of Rent.

(6) Rent as used in this Lease means Base Rent, Operating Cost Share Rent, Tax Share Rent, Parking Rent and Additional Rent. Tenant’s agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

B. Payment of Operating Cost Share Rent and Tax Share Rent.

(1) Payment of Estimated Operating Cost Share Rent and Tax Share Rent. Landlord shall estimate the Operating Costs and Taxes of the Project by April 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

Within twenty (20) days after receiving the original or revised estimate from Landlord setting forth (a) an estimate of Operating Costs for a particular fiscal year, (b) the Base Operating Costs, and (c) the resulting estimate of Excess Operating Costs for such fiscal year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant’s Proportionate Share of the estimated Excess Operating Costs, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant’s Proportionate Share of this estimate, until a new estimate becomes applicable.

Within ten (10) days after receiving the original or revised estimate from Landlord setting forth (a) an estimate of Taxes for a particular fiscal year, (b) the Base Taxes, and (c) the resulting estimate of Excess Taxes for such fiscal year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant’s Proportionate Share of the estimated Excess Taxes, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant’s Proportionate Share of this estimate, until a new estimate becomes applicable.

(2) Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the “Operating Cost Report”) by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, (b) the Base Operating Costs, (c) the amount of Operating Cost Share Rent due from Tenant, and (d) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant’s payments of Operating Cost Share Rent next coming due.

(3) Correction of Tax Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the “Tax Report”) by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the Base Taxes, (c) the amount of Tax Share Rent due from Tenant, and (d) the amount of Tax Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant’s payments of Tax Share Rent next coming due.

C. Definitions.

(1) Included Operating Costs. “Operating Costs” means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall also include the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with Governmental Requirements (collectively, “Included Capital Items”); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at eight percent (8%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term.

If the Project is not 95% occupied during any portion of any fiscal year, Landlord shall adjust (an “Equitable Adjustment”) Operating Costs to equal what would have been incurred by Landlord had the Project been 95% occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

If Landlord does not furnish a particular service to any other tenant of the Project in any fiscal year, the cost of which would have constituted Operating Costs if provided, then Operating Costs shall be increased for such fiscal year by the amount which Landlord would have incurred if it had furnished the service to such tenant.

(2) Excluded Operating Costs. Operating Costs shall not include:

(a) costs of alterations of tenant premises;

(b) costs of capital improvements other than Included Capital Items or the rental of any such items which, if purchased, would constitute capital improvements excluded hereby;

(c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

(d) real estate brokers’ leasing commissions;

(e) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

(f) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

(g) the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant;

(h) depreciation (except on any Included Capital Items);

(i) franchise or income taxes imposed upon Landlord;

(j) costs of correcting defects in construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

(k) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

(l) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building;

(m) fines, penalties and interest;

(n) marketing costs;

(o) costs incurred by Landlord due to the violation of Landlord or any tenant of the terms and conditions of any lease of space in the Building;

(p) overhead and profit increment paid to Landlord or its subsidiaries or affiliates for goods and or services to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(q) landlord’s general corporate overhead and general administrative expenses, as distinguished from the costs of Project operations;

(r) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or any other tenants’ signs;

(s) services provided, taxes attributable to, and costs incurred in connection with the operation of any retail or restaurant operations in the Building;

(t) tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments and/or file any income tax or informational returns when due;

(u) costs arising from the presence of any hazardous materials, substances or wastes introduced by Landlord in or about the Building;

(v) costs arising from Landlord’s charitable or political contributions;

(w) costs for sculpture, paintings or other objects of art;

(x) costs incurred by Landlord for the repair or damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds;

(y) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in the parking garage (on or off site);

(z) costs already included within another category of Operating Costs;

(aa) costs arising directly from the Landlord’s gross negligence or willful misconduct; and

(bb) Costs attributable to any new type or category of Operating Costs (including, without limitation, earthquake and/or flood insurance) to the extent such new type or category of Operating Costs are not included in the Base Year Operating Costs. Any new type or category incurred in the introductory year shall be included in the Base Year Operating Costs for the purpose of calculating Excess Operating Costs in subsequent years.

(3) Tenant’s Proportionate Share. “Tenant’s Proportionate Share” means: (a) with respect to Operating Costs, Taxes and other items related to the Project, that percentage set forth in the Schedule as Tenant’s Proportionate Share of the Project; and (b) with respect to Operating Costs, Taxes and other items related to the Building, that percentage set forth in the Schedule as Tenant’s Proportionate Share of the Building.

(4) Taxes. “Taxes” means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which

Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the “Rent Tax”). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord’s election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

(5) Lease Year. “Lease Year” means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve (12) months after the first day of the following month, and each subsequent Lease Year shall be the twelve (12) months following the prior Lease Year.

(6) Fiscal Year. “Fiscal Year” or “fiscal year” means the calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

D. Computation of Base Rent and Rent Adjustments.

(1) Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent, Parking Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

(2) Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law.

(3) Rent Adjustments. The square footage of the Premises and the Building set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord may proportionately allocate such Operating Cost among the related fiscal years.

(4) Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and its certified public accountant or other professional working pursuant to other than a contingent fee arrangement shall have the right to inspect Landlord’s records at Landlord’s office upon at least seventy-two (72) hours’ prior notice during normal business hours during the two hundred seventy (270) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Building. Unless Tenant sends to Landlord any written exception to either such report within said two hundred seventy (270) days period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. Tenant shall pay the cost of such certification unless Landlord’s original determination of annual Operating Costs or Taxes overstated the amounts thereof by more than four percent (4%).

(5) Miscellaneous. So long as Tenant is in default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord’s notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

3. PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

A. Condition of Premises. Except to the extent of the Tenant Improvements item on the Schedule, Landlord is leasing the Premises to Tenant absolutely “as is”, without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. Landlord shall cause the Premises to be completed in accordance with the Tenant Improvement Agreement attached as Appendix C. Landlord expressly disclaims any warranty or representation, express or implied, with respect to the Project or any portion thereof, including, without limitation, any warranty or representation as to fitness, condition, the existence of any defect, patent or latent, merchantability, quality or durability.

B. Tenant’s Possession. Tenant’s taking possession of any portion of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition except to the extent Tenant notifies Landlord within thirty (30) days after completion of Tenant Improvements. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month.

C. Maintenance. Throughout the Term, Tenant shall maintain the Premises in good order, repair and condition, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant’s right to possession, Tenant shall return the Premises to Landlord in broom-clean, safe, neat and sanitary condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof. Tenant shall obtain Landlord’s prior written consent for access to any closed riser in the Building, which consent may be conditioned upon Tenant’s agreement to coordinate any activity in connection with any closed riser with Landlord’s consultant and pay Landlord’s consultant its usual fee. Tenant shall be exclusively responsible for maintaining any installation in the Premises which is installed by or for the benefit of Tenant, not standard for the Building and not generally made available to other tenants of the Project. Tenant shall be solely responsible for the installation (and removal at the end of the Term) of any data cabling or other telecommunications systems for Tenant’s use. Tenant shall be solely responsible for obtaining a permit for low voltage cabling, and Landlord shall not be responsible for any delay in the completion of the Initial Improvements (as defined in Appendix C) as a result of Tenant’s failure or delay in obtaining its permit. Any plumbing fixtures or appliances installed in the Premises by Tenant shall utilize copper tubing exclusively.

D. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

4. BUILDING SERVICES.

Landlord shall furnish services as follows:

A. Heating and Air Conditioning. During the normal business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday, excluding New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day following Thanksgiving Day and Christmas Day, Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord’s judgment, for normal business operations, except to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant installs such equipment, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof.

Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord reasonable prior notice, and pays Landlord all then current charges for such additional heating or air conditioning, currently at the rate of $65.00 per hour per floor (the “Initial After Hours HVAC Rate”), subject change from time to time; provided, however, Landlord agrees not to increase the Initial After Hours HVAC Rate unless and until other institutional landlords owning class A office buildings similar to the Building and located in the general vicinity of the Building charge a higher rate.

B. Elevators. Landlord shall provide passenger elevator service during normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency.

C. Electricity. Landlord shall provide sufficient electricity for the Permitted Use. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord. If any or all of Tenant’s equipment requires electricity consumption in excess of that which is necessary to operate normal office equipment, such consumption (including consumption for computer or telephone rooms and special HVAC equipment) shall be submetered by Landlord at Tenant’s expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of its submetered consumption based upon Landlord’s average cost of electricity. Such Additional Rent shall be in addition to Tenant’s Proportionate Share.

D. Water. Landlord shall furnish water for drinking and toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Tenant shall not permit water to be wasted.

E. Janitorial Service. Landlord shall furnish janitorial service as generally provided to other tenants in the Building on all business days.

F. Interruption of Services. If any of the Building equipment or machinery ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord’s inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant’s business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 causes the Premises to be untenantable for a period of at least five (5) consecutive business days, monthly Rent shall be abated proportionately.

G. Parking. During the Term, Tenant and its employees shall be entitled to use within the Project’s parking area (excluding, however, those areas thereof designated by Landlord from time to time for the exclusive use of certain occupants of the Project or for no parking) three and one-half (3.5) unreserved parking stalls per 1,000 Rentable Square Feet of the Premises (i.e., 43 unreserved parking stalls based upon 12,326 square feet of Rentable Area in the Premises) and Tenant shall pay Landlord the Parking Rent for the use of such parking stalls, currently at the rate of $85.00 per unreserved parking stall per month, subject to change from time to time; provided, however, three (3) of such unreserved parking stalls shall be converted to reserved parking spaces. The current charge for such reserved stalls is $125.00 per reserved stall per month, subject to change from time to time. Landlord reserves the right to designate reserved parking stalls for other occupants of the Project over any part of the Project’s parking area. Notwithstanding the foregoing, provided Tenant is not in default under this Lease beyond any applicable notice and cure period, Landlord hereby agrees to abate Tenant’s obligation to pay the above parking charges during the first nine (9) full months of the initial Term (such abated amount is hereinafter referred to as the “Abated Parking Charges”). Landlord shall not be liable to Tenant for Landlord’s failure to enforce Tenant’s parking rights against other tenants of the Project. Tenant shall use the parking area at its own risk, and Landlord shall have no liability to Tenant or Tenant’s employees or invitees for any damage to vehicles, theft or injury occurring in or about the parking area of the Project.

5. ALTERATIONS AND REPAIRS.

A. Landlord’s Consent and Conditions.

Tenant shall not make any improvements or alterations to the Premises (the “Work”) without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord’s prior written consent unless (a) the cost thereof is less than Ten Thousand Dollars ($10,000), (b) such Work does not impact the base structural components or systems of the Building, (c) such Work will not impact any other tenant’s premises, and (d) such Work is not visible from outside the Premises. Tenant shall pay Landlord’s standard charge for review of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant’s premises, or (c) is visible from outside the Premises.

Tenant shall reimburse Landlord for actual costs incurred for review of the plans and all other items submitted by Tenant. Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant’s trade fixtures and for items which Landlord requires Tenant to remove at Tenant’s cost at the termination of the Lease pursuant to Section 3E.

The following requirements shall apply to all Work:

(1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord (including, without limitation, certificates evidencing the insurance Tenant, its contractors and subcontractors are required to maintain under Section 8(C)), and, at Landlord’s request, security for payment of all costs.

(2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

(3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all Governmental Requirements.

(4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

(5) Tenant shall perform all Work in compliance with Landlord’s reasonable requirements.

(6) Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed four percent (4%) of labor, material, and all other costs of the Work, if Landlord’s employees or contractors perform the Work.

(7) Upon completion, Tenant shall furnish Landlord with contractor’s affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation reasonably required by Landlord.

B. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant’s fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant’s default, or on account of the misuse or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord’s interest in the Project; any such lien or encumbrance shall attach to Tenant’s interest only. If any mechanic’s lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney’s fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand. Nothing contained in this Lease shall constitute any consent by Landlord to subject Landlord’s estate to liability under any mechanics’ or other lien law. Tenant shall give Landlord adequate opportunity, and Landlord shall have the right at all times, to post such notices of nonresponsibility as may be allowed under California law.

D. Ownership of Improvements. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord’s property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord’s option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant’s right to possession, or (b) be removed in accordance with Subsection 5E below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal).

E. Removal at Termination. Upon the termination of this Lease or upon termination of Tenant’s right of possession, Tenant shall remove from the Premises its trade fixtures, furniture, moveable equipment and other personal property. Further, any improvements which Landlord elects pursuant to Section 5D, along with any improvements to any portion of the Project other than the Premises, shall be removed by Tenant (unless otherwise agreed by Landlord in writing). If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord’s election, (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant’s sole cost, without waiving Landlord’s right to claim from Tenant all expenses arising out of Tenant’s failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects to deem such property abandoned by Tenant, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease, and to the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold Landlord harmless from and against any and all claims and liability with respect thereto. Upon expiration or earlier termination of this Lease, Tenant shall remove all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, and shall restore any damage caused by the removal of such equipment. During any restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

F. Landlord’s Work. Landlord shall have the right at any time to change the arrangement and location of all entrances, passageways, doors, doorways, corridors, stairs, toilets and other public parts of the Project and, upon giving Tenant reasonable notice thereof, to change any name, number or designation by which the Premises or the Project is commonly known.

6. USE OF PREMISES. Tenant shall use the Premises only for the Permitted Use, as defined in the Schedule. Tenant shall not allow any use of the Premises which will increase the cost of Landlord’s insurance coverage on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other Tenant or with the operation of the Project by Landlord. Tenant shall not cause or permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises or in any way obstruct or interfere with the rights of other tenants or occupants of the Project.

Tenant acknowledges that the Americans With Disabilities Act of 1990 (as amended and as supplemented by further laws from time to time, the “ADA”) imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability. Landlord shall be responsible as of the Commencement

Date for the compliance of the Premises with the ADA in effect as of the Commencement Date, assuming the use of the Premises is as set forth in this Lease, and that the Premises are not a place of public accommodation. Tenant agrees, at Tenant’s expense, to take all proper and necessary action throughout the Term to cause the Premises, any repairs, replacements, alterations and improvements thereto to be maintained, used and occupied in compliance with the ADA requirements, whether or not those requirements are based upon the Tenant’s use of the Premises and, further, to otherwise assume all responsibility to ensure the Premises’ continued compliance with all provisions of the ADA throughout the Term. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, to bring Tenant’s use and occupancy of the Premises into compliance with the ADA. Tenant shall pay, as additional rent, its proportional share of expenses incurred by Landlord in bringing common areas of the Project into compliance with provisions of the ADA. The Premises shall not be used as a “place of public accommodation” under the ADA or similar laws, regulations, statutes and/or ordinances; provided, that if any governmental authority shall deem the Premises to be a “place of public accommodation” as a result of Tenant’s use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Project or the Premises under such laws.

7. GOVERNMENTAL REQUIREMENTS AND PROJECT RULES. Tenant shall comply with all Governmental Requirements applying to the Project, the Building and the Premises. Tenant shall also comply with all reasonable and non-discriminatory rules established for the Project, including, without limitation, the parking area, from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease, and with Landlord’s reasonable requirements.

8. WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

A. Waiver of Claims. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord.

To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents or damage to property sustained by Landlord as the result of any act or omission of Tenant.

B. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Premises, or occurring in the Project and arising from any act or omission or negligence of Tenant or any of Tenant’s employees or agents. Tenant’s obligations under this section shall survive the termination of this Lease.

Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project outside of the Premises and arising from any act or omission or negligence of Landlord or any of Landlord’s employees or agents. Landlord’s obligations under this section shall survive the termination of this Lease.

C. Tenant’s Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

(1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement and cross liability clause, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

(2) Property Insurance against “All Risks” of physical loss with business interruption and extra expense coverage covering the replacement cost of all improvements, fixtures and personal property of Tenant, including without limitation (i) sprinkler leakage, ordinance and law, sewer back-up, windstorm and collapse coverage, and (ii) flood and earthquake coverage. Tenant waives all rights of subrogation, and Tenant’s property insurance shall include a waiver of subrogation in favor of Landlord. Notwithstanding the foregoing, so long as the Tenant under this Lease is Everbridge, Inc., Tenant may elect to “self-insure” against the risks described in clause (ii) of this Section 8(C)(2) above (the “Self-Insured Risks”); i.e., Tenant may elect to absorb all liability for which Tenant would otherwise have insurance coverage under policies of insurance for the Self-Insured Risks; provided, however, Tenant shall not be released from liability hereunder by reason of such self-insurance. To the extent Tenant elects to self-insure such risks (which election shall automatically be deemed to have been made by Tenant to the extent of any failure to carry insurance on the Self-Insured Risks), then, as between Landlord and Tenant, Tenant shall be treated as if Tenant maintained such insurance (as primary insurance and any insurance carried by Landlord and its agents, mortgagees, and ground lessors, if any, will be excess over and non-contributing with such insurance) and Tenant hereby waives any rights of recovery and subrogation against Landlord and/or Landlord’s insurer for any loss which would have been covered had Tenant maintained insurance covering the Self-Insured Risks.

(3) Workers’ compensation or similar insurance in form and amounts required by law, and Employer’s Liability with not less than the following limits:

Each Accident	$500,000
Disease—Policy Limit	$500,000
Disease—Each Employee	$500,000

Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

Tenant’s insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord’s building manager or agent, mortgagee and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord’s approval, and any such company shall be licensed to do business in the state in which the Project is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

(1) Commercial General Liability Insurance, including contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor’s protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

(2) Workers’ compensation or similar insurance in form and amounts required by law, and Employer’s Liability with not less than the following limits:

Each Accident	$500,000
Disease—Policy Limit	$500,000
Disease—Each Employee	$500,000

Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

Tenant’s contractor’s insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord’s building manager or agent, mortgagee or ground lessor shall be named as additional insureds on Tenant’s contractor’s insurance policies.

D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

E. Landlord’s Insurance. Landlord shall maintain “All-Risk” property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project.

Landlord and Tenant mutually waive all rights of subrogation with respect to property insurance, and the property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all of all rights based upon an assignment from the insured, against Landlord or Tenant, and their respective affiliates, in connection with any loss or damage insured against. Neither Landlord nor Tenant (including their respective affiliates) shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective affiliates, for such loss or damage. The failure of a party to obtain the insurance required hereunder shall not affect this waiver. The respective “All-Risk” coverage insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

9. FIRE AND OTHER CASUALTY.

A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, within one (1) month of the casualty, Landlord shall engage a registered architect to certify to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds nine (9) months from the beginning of the restoration, or two (2) months from the beginning of the restoration if such restoration would begin during the last twelve (12) months of the Lease, then Landlord may terminate this Lease by notice to Tenant within ten (10) days after Landlord’s receipt of the architect’s certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the space which has been untenantable after the casualty.

B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall restore the Building and the Premises in accordance with current Governmental Requirements. Landlord’s obligation to restore shall be conditioned upon actual receipt of insurance proceeds sufficient to restore. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant’s negligence caused the casualty.

C. Waiver. The provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4, and any other similarly enacted statute or court decision relating to the abatement or termination of a lease upon destruction of the leased premises, are hereby waived by Tenant; and the provisions of this Section 9 shall govern in case of such destruction.

10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof, and such taking is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award. Tenant may pursue a separate award for its trade fixtures and moving expenses in connection with the taking, but only if such recovery does not reduce the award payable to Landlord. All obligations accrued to the date of the taking shall be performed by each party.

11. RIGHTS RESERVED TO LANDLORD.

Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

A. Name. To change the name or street address of the Building or the suite number(s) of the Premises.

B. Signs. To install, remove and maintain any signs on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant’s signs in the Premises visible from the common areas or the exterior of the Building at Tenant’s sole cost and expense, subject to the terms of this Section 11B. Notwithstanding the foregoing, Landlord shall provide Tenant, at Landlord’s sole cost and expense, with Building standard suite signage and lobby directory signage, if any (including in any electronic directory); provided, however, any changes to such signage shall be at Tenant’s sole cost and expense.

C. Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

D. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.

E. Access. To have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease. Landlord shall give Tenant reasonable prior notice of entry to the Premises, unless, in Landlord’s reasonable judgment, exigent circumstances require immediate entry.

F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant’s property. Tenant shall move its property entirely at its own risk.

H. Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time during the last nine (9) months of the Term, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant’s use of the Premises.

I. Relocation of Tenant. To relocate the Tenant, upon sixty (60) days’ prior written notice, from all or part of the Premises (the “Old Premises”) to another area in the Project (the “new premises”), provided that:

(1) the size of the new premises is at least equal to the size of the Old Premises and comparable in configuration, accessibility, and dimensions to the Old Premises;

(2) the new premises shall not be located below the eighth (8th) floor in the Building or in the 520 North Brand Boulevard building.

(3) in no event shall Base Rent and/or Tenant’s Proportionate Share of any other expenses exceed those applicable to the Old Premises;

(4) Landlord shall improve the new premises, at Landlord’s sole cost and expense, pursuant to plans and specifications reasonably approved by Tenant, so that the new premises are improved to a level at least equivalent to that of the Old Premises and are functional for Tenant’s use thereof.

(5) Landlord shall move Tenant to the new premises over a weekend; provided, however, Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move, including supervising the movement of files or fragile equipment and designating new locations for furniture and equipment.

(6) Landlord shall, within thirty (30) days after invoice, reimburse Tenant for all actual and reasonable costs incurred by Tenant in relocating to the new premises, including, without limitation, installing new cabling in the new premises and replacing then on-hand stationery and business card (such stationary and business card replacement cost not to exceed $1,000 in the aggregate) (collectively, the “Moving Costs”). If requested by Landlord, Tenant shall be required to agree upon in writing the Moving Costs budget in advance, and once agreed upon in writing, Landlord shall not be liable hereunder for Moving Costs in excess of such budget.

J. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent’s receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment.

K. Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Project so long as Landlord uses its commercially reasonable efforts to not materially and adversely interfere with Tenant’s beneficial use and enjoyment of the Premises. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

L. Landlord’s Agents. If Tenant is in default under this Lease, possession of Tenant’s funds or negotiation of Tenant’s negotiable instrument by any of Landlord’s agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

M. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant’s use of the Premises.

N. Closed Risers. To restrict access to any closed riser in the Building, and to permit access to any closed riser only upon Tenant agreeing to pay Landlord’s consultant to supervise any activity of Tenant in connection with access to any closed riser.

O. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Project.

12. TENANT’S DEFAULT.

Any of the following shall constitute a default by Tenant:

A. Rent Default. Tenant fails to pay any Rent within three (3) business days of notice that such amount is due;

B. Intentionally Omitted.

C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and, in the case of only the first two (2) such failures during the Term of this Lease, this failure continues for ten (10) business days after written notice from Landlord (provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure), except that if Tenant begins to cure its failure within the ten (10) business day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) business day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

D. Credit Default. One of the following credit defaults occurs:

(1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

(2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

(3) Any third party obtains a levy or attachment under process of law against Tenant’s leasehold interest.

E. Abandonment Default. Tenant abandons the Premises.

Any notice sent by Landlord to Tenant pursuant to this Section 12 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161.

13. LANDLORD REMEDIES FOR TENANT’S DEFAULT; LANDLORD’S DEFAULT.

A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant’s possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant’s sole cost, remove any of Tenant’s signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. Without limiting the generality of the foregoing, upon the termination of this Lease or the termination of Tenant’s right of possession, it shall be lawful for the Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.

B. Lease Termination Damages. Except as otherwise provided in Section 13C, if Tenant abandons the Premises prior to the end of the term hereof, or if Tenant’s right to possession is terminated by Landlord because of a default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the California Civil Code: (i) the worth at the time of award of the unpaid Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The “worth at the time of award” of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 12% per annum or the maximum lawful rate. The “worth at the time of award” of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

C. Continuation of Lease. Even if Tenant has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code Section 1951.4, and the following provision from such California Civil Code Section is hereby repeated: “The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).” Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

D. Possession Termination Damages. If Landlord terminates Tenant’s right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

E. Landlord’s Remedies Cumulative. All of Landlord’s remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord’s acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord’s notice to Tenant, or termination of the Lease or of Tenant’s right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant’s account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

F. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN THE COUNTY WHERE THE PROJECT IS LOCATED, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

G. Litigation Costs. In any legal action between the parties arising out of this Lease, the prevailing party shall be entitled to have its reasonable attorneys’ fees and other costs in enforcing this Lease paid by the other party, whether or not suit is filed.

H. Landlord’s Default. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided at law or in equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease; (b) Tenant shall have no right to terminate this Lease; and (c) Tenant’s rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant’s rights or remedies, including the limitation on Landlord’s liability contained in Section 29 hereof.

14. SURRENDER. Upon termination of this Lease or Tenant’s right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

15. HOLDOVER. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent, Operating Cost Share Rent and Tax Share Rent at one hundred fifty percent (150%) of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord’s direct and consequential damages. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord’s right to regain possession or any other of Landlord’s remedies. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord and the Landlord Parties harmless from all loss, costs (including reasonable attorneys’ and experts’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.

A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination.

B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant’s agreement to attorn.

C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

D. Notice and Right to Cure. The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

E. Definitions. As used in this Section 16, “mortgage” shall include “trust deed”. “Mortgagee” shall include “trustee”. “Mortgagee” shall include the mortgagee of any ground lessee. “Ground lessor”, “mortgagee”, and “purchaser at a foreclosure sale” shall include, in each case, all of its successors and assigns, however remote.

17. ASSIGNMENT AND SUBLEASE.

A. In General. Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant’s interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant’s interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord’s reasonable attorneys’ fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord’s prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety, then any rights of Tenant to renew this Lease, to extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant.

B. Landlord’s Consent. Landlord will not unreasonably withhold, condition or delay its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party that Landlord has identified to Tenant as a prospective tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord’s standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity, or (vi) the proposed assignment (but not sublease) is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. If Landlord fails to approve or disapprove any proposed assignment or sublease within fifteen (15) days after Landlord’s receipt of a proper notice from Tenant, Landlord shall be deemed to have disapproved such assignment or sublease, as applicable; provided, however, if Landlord shall be deemed to have disapproved such assignment or sublease as stated in this sentence above, Tenant may deliver to Landlord an additional request for Landlord’s consent to such assignment or sublease (“Tenant’s Additional Assignment/Subletting Notice”). In the event Landlord fails to either approve or disapprove such assignment or sublease in accordance with the terms of this Lease within three (3) business days following Landlord’s receipt of Tenant’s Additional Assignment/Subletting Notice, Landlord shall be deemed to have granted its consent to such assignment or sublease. Tenant acknowledges that the Tenant’s Additional Assignment/Subletting Notice will not be deemed given to Landlord unless the same contains the following language (in at least 12 point, bold face and all capital letters): “LANDLORD’S FAILURE TO EITHER APPROVE OR DISAPPROVE SUCH ASSIGNMENT OR SUBLEASE IN ACCORDANCE WITH THE TERMS OF THIS LEASE WITHIN THREE (3) BUSINESS DAYS FOLLOWING RECEIPT OF THIS NOTICE MAY RESULT IN LANDLORD BEING DEEMED TO HAVE CONSENTED TO SUCH ASSIGNMENT OR SUBLEASE PURSUANT TO SECTION 17(C) OF THE LEASE”. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant’s obligations under this Lease, and at Landlord’s option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

D. Change of Management or Ownership. Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 25% or more in the aggregate of the ownership interest in Tenant shall constitute an assignment of this Lease.

E. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent, fifty percent (50%) of any such excess immediately upon receipt.

F. Recapture. Landlord may, by giving written notice (a “Recapture Notice”) to Tenant within thirty (30) days after receipt of Tenant’s notice of assignment or subletting, terminate this Lease with respect to the space described in Tenant’s notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease. Notwithstanding the foregoing, if Landlord delivers a Recapture Notice to Tenant, Tenant shall have the right, within five (5) business days following its receipt of such Recapture Notice, to revoke its earlier notice of assignment or subletting. If Tenant revokes its earlier notice of assignment or subletting, Landlord’s previously delivered Recapture Notice shall be deemed void and of no further force or effect and Tenant shall remain in possession of (and not assign or sublet) the applicable space.

18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord’s successors for performance of such obligations. Subject to the provisions of Section 16, this Lease shall not be affected by any such transfer.

19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days of receiving a request from the other party, execute, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month’s Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

20. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date of this Lease, security for the performance of all of its obligations in the amount set forth on the Schedule; provided, however, so long as Tenant is not in default under this Lease beyond any applicable notice and cure period during the first seventeen (17) months of the initial Term, one-half (1/2) of the Security Deposit (i.e., $29,631.70) shall be returned to Tenant in the form of a check from Landlord. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord’s cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the deposit is used, Tenant shall within five (5) business days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant not later than thirty (30) days after the delivery of possession of the Premises to Landlord. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord’s damages for any default under this Lease. If the Basic Rent shall, from time to time, increase during the term of this Lease (as extended from time to time), Tenant shall, upon Landlord’s election, deposit with Landlord additional money as a Security Deposit so that the total amount of Security Deposit held by Landlord shall at all times bear the same proportion to the then current Basic Rent as the initial Security Deposit bears to the initial Basic Rent set forth in the Schedule.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer the portion of the Security Deposit then held by Landlord to its transferee or (b) return to Tenant the portion of the Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.

Tenant waives the provision of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy any defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord, in addition, may claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the acts or omission of Tenant or Tenant’s officers, agents, employees, independent contractors, or invitees.

21. FORCE MAJEURE. Neither Landlord not Tenant shall be in default under this Lease to the extent such party is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, flood, earthquake, national emergency, or any other cause of any kind beyond the reasonable control of such party (but financial inability to meet obligations hereunder shall not be deemed to be a cause beyond such party’s control) (“Force Majeure”).

22. TENANT’S PERSONAL PROPERTY AND FIXTURES. Tenant hereby giants to Landlord all of its personal property and fixtures now or hereafter located within the Premises as security for performance of all of Tenant’s obligations under this Lease. Tenant may replace such personal property and fixtures with items of equal or better quality, but shall not otherwise remove them from the Premises without the consent of Landlord until all of the obligations of Tenant under this Lease have been performed. This Lease constitutes a security agreement creating a security interest in such property in favor of Landlord, subject only to the liens of existing creditors, and Landlord may at any time file this Lease as a financing statement under the Uniform Commercial Code of the state in which the Project is located.

23. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease (including, without limitation, any notice required by law to be given by Landlord to Tenant as a condition to the filing of an action alleging an unlawful detainer of the Premises and any three (3) day notice under Section 1161(2) or (3) of the California Code of Civil Procedure), shall be given in writing, mailed or personally delivered as follows:

A.	Landlord. To Landlord as follows:

c/o CB Richard Ellis Investors, L.L.C.

515 South Flower Street, Suite 3100

Los Angeles, CA 90071

Attn: President

or to such other person at such other address as Landlord may designate by notice to Tenant.

B.	Tenant. To Tenant as follows:

To the Premises

Attn: Cinta Putra

With a copy to:

Thomas W. Turner, Jr., Esq.

Procopio, Cory, Hargreaves & Savitch LLP

525 B Street, Suite 2200

San Diego, CA 92101

or to such other person at such other address as Tenant may designate by notice to Landlord.

Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

24. QUIET POSSESSION. Subject to the provisions of Section 16, so long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

25. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker’s fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party claiming through Tenant for any payment of any kind in connection with this Lease.

26. MISCELLANEOUS.

A. Successors and Assigns. Subject to the limits on Tenant’s assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

B. Date Payments Are Due. Except for Rent, and except for payments to be made by Tenant under this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten (10) days of Tenant’s receipt of Landlord’s statement.

C. Meaning of “Landlord”, “Re-Entry, “Including”, “Affiliate” and “Control”. The term “Landlord” means only the owner of the Project and the lessor’s interest in this Lease from time to time. The words “re-entry” and “re-enter” are not restricted to their technical legal meaning. The words “including” and similar words shall mean “without limitation.” The word “affiliate” shall mean a person or entity controlling, controlled by or under common control with the applicable entity. The word “control” shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

D. Time of the Essence. Time is of the essence of each provision of this Lease.

E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant’s interests under this Lease.

I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

J. Landlord’s Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord immediately begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

M. Landlord’s Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

O. Landlord’s Title. Landlord’s title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord’s title.

P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

R. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

U. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

V. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease when due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in Section 2D(2). Such late charge and interest shall constitute additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

Y. Financial Statements. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often that two (2) times in any calendar year), Tenant shall deliver to Landlord (i) a current financial statement of Tenant and any guarantor of this Lease, and (ii) financial statements of Tenant and such guarantor for the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer, member/manager or general partner of Tenant (if Tenant is a corporation, limited liability company or partnership, respectively).

Z. Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

28. HAZARDOUS SUBSTANCES.

A. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing.

B. “Hazardous Substances” means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a “hazardous substance”, “hazardous material”, “hazardous waste”, “extremely hazardous waste”, “acutely hazardous waste”, “radioactive waste”, “infectious waste”, “biohazardous waste”, “toxic substance”, “pollutant”, “toxic pollutant”, “contaminant” as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “EP toxicity”, or “TCLP toxicity”; (b) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (c) “hazardous substance” as defined in Section 25281(f) of the California Health and Safety Code; (d) “waste” as defined in Section 13050(d) of the California Water Code; (e) asbestos in any form; (f) urea formaldehyde foam insulation; (g) polychlorinated biphenyls (PCBs); (h) radon; and (i) any other chemical, material, or substance exposure to which is limited or regulated by any Governmental Agency because of its quantity, concentration, or physical or chemical characteristics, or which poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment. “Hazardous Substances” shall not include ordinary office supplies and repair, maintenance and cleaning supplies maintained in reasonable and necessary quantities and used in accordance with all Environmental Laws. “Environmental Laws” means any and all present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Agency relating to health, safety, the environment or to any Hazardous Substances, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Endangered Species Act, the Clean Water Act, the Occupational Safety and Health Act, the California Environmental Quality Act and the applicable provisions of the California Health and Safety Code, California Labor Code and the California Water Code, each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

C. Without limiting Tenant’s liability and obligations under Sections 28(D), (E), (F) and (G), the foregoing covenant set forth in Section 28(A) shall not extend to insignificant amounts of substances typically found or used in general office applications so long as (i) such substances are maintained only in such quantities as are reasonably necessary for Tenant’s operations in the Premises, (ii) such substances are used strictly in accordance with the manufacturers’ instructions therefor and all applicable Environmental Laws, (iii) such substances are not disposed of in or about the Project in a manner which would constitute a release or discharge thereof, and (iv) all such substances are removed from the Project by Tenant upon the expiration or earlier termination of this Lease. Tenant shall, within thirty (30) days after demand therefor, provide to Landlord a written list identifying any Hazardous Materials then maintained by Tenant in the Project, the use of each such Hazardous Material so maintained by Tenant together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any Hazardous Materials in or about the Project.

D. In order to obtain Landlord’s consent under this Section 28 with respect to any Hazardous Material other than as specified in Section 28(C) above, Tenant shall first submit a detailed hazardous material management plan describing all relevant aspects of the same to Landlord for approval, which approval may be withheld by Landlord in its sole and absolute discretion. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this Section 28, including all removal, clean-up and indemnification obligations. Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices or other communications received by Tenant with respect to any actual or alleged release or discharge of any Hazardous Material in or about the Premises or the Project and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any discharge or release of Hazardous Material by Tenant or anyone for whom Tenant is responsible in or about the Premises or the Project. In the event Tenant is required to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal thereof, and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with this Section 28(C) shall not relieve Tenant of any other obligation of Tenant pursuant to this Section 28.

E. Upon any violation of the foregoing covenants and in all events upon any expiration of the Term, Tenant shall be obligated, at Tenant’s sole cost, to clean up and remove from the Project all Hazardous Materials introduced into the Project by Tenant or any third party for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction. Landlord’s right of entry pursuant to Section 11 of this Lease shall include the right (but not the obligation) to enter and inspect the Premises for violations of Tenant’s covenant herein and to supervise any of Tenant’s clean-up and removal activities.

F. To the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold harmless Landlord, the partners of any entity constituting Landlord and Landlord’s partners, officers, employees, agents, lenders and attorneys from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys’ fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of (i) the introduction into the Project by Tenant, its employees, agents, licensees, invitees, contractors or any other person or entity for whom Tenant is responsible of any Hazardous Material, (ii) the usage by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Project, (iii) the discharge or release in or about the Project by Tenant or anyone for whom Tenant is responsible of any Hazardous Material, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Project, and (v) any failure of Tenant or anyone for whom Tenant is responsible to observe the foregoing covenants. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision.

G. Upon any violation of any of the foregoing covenants, Landlord shall be entitled to exercise all remedies available to a landlord against the defaulting tenant, including but not limited to those set forth in Section 13 of this Lease. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option (i) immediately terminate this Lease, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant (notwithstanding the expiration of the term of this Lease). No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Section 28.

29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord or any of the Landlord Parties be personally liable for any of Landlord’s obligations hereunder. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for punitive, special and/or consequential damages, nor for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

30. CONFERENCE CENTER. Subject to availability, Tenant’s advance reservation, Tenant’s compliance with the rules and regulations for the use therefor (including, without limitation, the then applicable reasonable cancellation policy and cancellation fees [the current reasonable cancellation policy and cancellations fees are described below]), and so long as Tenant is not in default hereunder, during the initial Term, Tenant shall be allowed to use the existing conference room serving the Building (i.e., the 5-Star Conference Center) free of charge for up to thirty (30) meetings per calendar year for reasonable periods of time on each day of use, on a non-cumulative basis (such that Tenant shall not accrue more than thirty (30) days of free conference center use in any calendar year); provided, however, during the last calendar year occurring during the Term, the above reference to thirty (30) shall be reduced on a pro rata basis (for example, if the Termination Date occurs on June 30th of a calendar year, Tenant shall only be entitled to use the existing conference room for up to fifteen (15) meetings during such portion of the calendar year occurring during the Term). Tenant’s rights under this Section 30 shall terminate and be of no further force or effect in the event of any assignment of this Lease, subletting of the Premises or a change in use of the Premises or any material portion thereof

Tenant acknowledges and agrees that the currently applicable and reasonable conference room cancellation policy and cancellation fees are as follows: (a) Cancellation occurs more than seven (7) days prior to event — no charge to Tenant; (b) Cancellation occurs seven (7) to three (3) days prior to event — 50% of the total room rental fee will be due and payable by Tenant; and (c) Cancellation occurs less than three (3) days prior to event — 100% of total room rental fee will be due and payable by Tenant.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease.

LANDLORD:

SPUSV5 500 BRAND, LP, a Delaware limited partnership

By:	/s/ Ming J. Lee
Print Name:	Ming J. Lee
Print Title:	Vice President

By:	/s/ Robert Jue
Print Name:	Robert Jue
Print Title:	Assistant Vice President

TENANT:

EVERBRIDGE, INC. a Delaware corporation

By:	/s/ Cinta Putra
Print Name:	Cinta Putra
Print Title:	CFO & SVP

By:	/s/ Marie-Laure Leglise
Print Name:	Marie-Laure Leglise
Print Title:	VP Finance

APPENDIX A

PLAN OF THE PREMISES

APPENDIX A

APPENDIX B

RULES AND REGULATIONS

1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord’s judgment, appear unsightly from outside of the Project.

2. The Project directory shall be available to Tenant solely to display names of persons and their location in the Project, which display shall be as directed by Landlord.

3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

APPENDIX B

8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, telecommunications equipment, call boxes and other office equipment affixed to the Premises shall be strictly subject to the approval of Landlord.

9. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

12. Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines before leaving the Project at the end of the day.

13. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises’ or the Project’s heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed.

15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord’s negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

16. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

APPENDIX B

18. No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that disabled persons may be accompanied by guide dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

19. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

Accordingly:

(a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

(b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

(c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof

20. Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

21. Tenant shall not disturb the quiet enjoyment of any other tenant.

22. Tenant shall not provide any janitorial services or cleaning without Landlord’s written consent and then only subject to supervision of Landlord and at Tenant’s sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

23. Landlord may retain a pass key to the Premises and be allowed admittance hereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

24. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

APPENDIX B

25. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

26. Tenant shall not install or operate any phonograph, musical or sound-producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

27. Subject to Landlord’s janitorial obligations, Tenant shall promptly remove all rubbish and waste from the Premises.

28. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

29. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

30. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.

31. Whenever Landlord’s consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord’s sole discretion, and Landlord’s satisfaction shall be determined in its sole judgment.

32. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

APPENDIX B

APPENDIX C

TENANT IMPROVEMENT AGREEMENT

THIS APPENDIX C is an appendix to that certain lease (the “Lease”), dated as of September     , 2012, by and between SPUSV5 500 BRAND, LP, a Delaware limited partnership (“Landlord”), and EVERBRIDGE, INC., a Delaware corporation (“Tenant”), covering the Premises. All capitalized terms herein shall have the same meanings as in the Lease, unless another meaning is clearly indicated.

1. GENERAL PROVISIONS RELATING TO CONSTRUCTION OF TENANT IMPROVEMENTS.

(a) Tenant caused its architect, i.e., Wolcott Architecture and Interiors (“Wolcott”) to prepare preliminary plans for the Tenant Improvements dated September 18, 2012. Such preliminary plans are attached as Schedule “1” to this Appendix C. The preparation of such preliminary plans shall be paid for by Tenant, subject to reimbursement by Landlord in the amount of $0.15 per square foot of Rentable Area of the Premises (i.e., $1,848.90 based upon the Premises containing 12,326 square feet of Rentable Area) (“Preliminary Plan Allowance”); provided, however, any costs in excess of said Preliminary Plan Allowance attributable to the preparation of the preliminary plans shall be at Tenant’s sole cost and expense. Landlord agrees to furnish or perform the items of construction and improvements (the “Tenant Improvements”) pursuant to final plans and specifications (the “Plans”) which will be prepared at Landlord’s expense by Wolcott. Tenant acknowledges and agrees that if the Plans (previously approved by Tenant) are not submitted to Landlord for Landlord’s approval by October 2, 2012, that such failure shall be deemed a Tenant Delay (as defined below) for purposes of this Appendix C. If Landlord reasonably disapproves any aspect of the Plans, Landlord will advise Tenant in writing of such disapproval and the reasons therefor. Tenant will then, within two (2) business days following Landlord’s written request, cause Wolcott to submit to Landlord for Landlord’s approval, a redesign of the Plans incorporating the revisions reasonably required by Landlord.

(b) The Tenant Improvements shall be constructed in accordance with the Plans. The Tenant Improvements shall be performed at Landlord’s cost, subject to the terms of this Appendix C, including Sections 2 and 3 below.

(c) Landlord shall select a contractor to perform the construction of the Tenant Improvements. Landlord shall use commercially reasonable efforts to cause the Tenant Improvements to be substantially completed prior to January 1, 2013, except for the Punch List items (defined below), subject to Tenant Delay (as defined in Section 4 hereof) and Force Majeure.

(d) Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Tenant Improvements and Change Orders (hereinafter defined). Such project management services shall be performed by Landlord, (i) at Landlord’s cost, with respect to the construction of the Tenant Improvements, and (ii) at Tenant’s cost, with respect to the construction of any Change Orders, for a fee of four percent (4%) of all costs related to the modification of the Plans and the construction of any Change Orders, as applicable.

APPENDIX C

2. CHANGE ORDERS. Subject to Landlord’s prior written approval, Tenant may request minor changes to the Plans at no cost to Tenant, consisting of electrical and other finish standards as long as said changes do not materially increase the overall construction costs by more than a de minimis amount. Except as to the foregoing minor changes, if, prior to the Commencement Date, Tenant shall require any non-Building standard materials, finishes or specifications and/or any additional improvements or changes other than as set forth in the Plans (individually or collectively, “Change Orders”) to the Premises in addition to, revision of or substitution for the Tenant Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders prior to Landlord’s construction of the Tenant Improvements and/or the Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required within five (5) business days after receipt of request. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord’s advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all costs and expenses, including costs for preparations and revisions of plans and specifications, Landlord’s management fee, and construction costs, relating to all Change Orders.

3. COMPETITIVE BIDDING; WORK COST STATEMENT. Prior to the commencement of construction of any of the Tenant Improvements shown on the Plans, Landlord will competitively bid the Plans to a minimum of three (3) general contractors and thereafter submit to Tenant a copy of the bids, and shall identify the bid Landlord desires to accept and including a written estimate of the hard and soft costs to complete the Tenant Improvements, which written estimate will be based on the Plans taking into account any modifications which may be required to reflect changes in the Plans required by the City or County in which the Premises is located (the “Work Cost Statement”). If the Work Cost Statement reflects that the hard and soft costs to construct the Tenant Improvements is less than Thirty-Four and 82/100 Dollars ($34.82) per square foot of Rentable Area within the Premises, i.e., $429,191.32 based upon the Premises containing 12,326 square feet of Rentable Area, then Tenant shall be entitled to use any such excess to pay for any alternates specified on the Plans. If Tenant elects to use any such excess to pay for any alternates specified on the Plans, such alternates shall be deemed Change Orders for all purposes of this Appendix C, if and to the extent Tenant fails to select such alternates within five (5) days following its receipt of the Work Cost Statement. Tenant acknowledges that any delay in the Commencement Date caused by adding any such alternate(s) to the scope of work to be completed hereunder shall be deemed a Tenant Delay (as defined below). For example purposes only, if the Work Cost Statement reflects that the hard and soft costs to construct the Tenant Improvements is $400,000.00, then Tenant shall have the right to apply $29,191.32 to pay for any alternates specified on the Plans. Notwithstanding anything in this Appendix C or in the Lease to the contrary, under no circumstances shall Landlord be required to incur greater than Thirty-Four and 82/100 Dollars ($34.82) per square foot of Rentable Area within the Premises, i.e., $429,191.32 based upon the Premises containing 12,326 square feet of Rentable Area, to construct the Tenant Improvements.

APPENDIX C

4. COMMENCEMENT DATE AND TENANT DELAY. Commencement Date shall be the date that the Tenant Improvements have been Substantially Completed (as defined below) except to the extent delay in the completion of such Tenant Improvements was caused by any Tenant Delay (defined below), in which case Landlord shall cause its construction manager to state the date that such Tenant Improvements would have been completed but for Tenant Delay, and that date shall be the Commencement Date.

“Substantially Completed” or “Substantial Completion” means the date that, in the opinion of Landlord’s construction manager, the Tenant Improvements are complete except for Punch List items.

“Punch List Items” mean minor items related to the Tenant Improvements.

“Tenant Delay” means any delay caused by:

(a) Tenant’s request for Change Orders whether or not any such Change Orders are actually performed; or

(b) Contractor’s performance of any Change Orders; or

(c) Tenant’s request for materials, finishes or installations requiring unusually long lead times; or

(d) Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

(e) Tenant’s delay in providing information reasonably necessary. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from the Landlord; or

(f) Tenant’s delay in making payments to Landlord for Change Orders; or

(g) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

If the Commencement Date is delayed by reason of a Tenant Delay, then Landlord shall cause Landlord’s architect to certify the date on which the Tenant Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay. Tenant agrees that if Landlord is unable to deliver possession of the Premises to Tenant on or prior to January 1, 2013 (the “Estimated Commencement Date”), the Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.

Notwithstanding the foregoing, if Landlord fails to turn over possession of the Premises to Tenant on or before the Estimated Commencement Date, as such date shall be extended to the extent of any Force Majeure delay(s) or Tenant Delay(s) (the “Outside Date”), Tenant shall receive a Base Rent credit equal to the incremental amount of holdover rent Tenant is contractually held responsible to pay pursuant to its existing lease dated June 1, 2007, as amended prior to the date hereof (whereby Tenant leases office space at 505 North Brand,

APPENDIX C

Glendale, California) (“Tenant’s Existing Lease”), as a result of Landlord’s failure to turn over possession of the Premises to Tenant; provided, however, under no circumstances shall Landlord be responsible for any amounts paid or payable by Tenant pursuant to (A) Tenant’s Existing Lease in excess of (i) $890.52 per day during the first 60-days following the Outside Date that Landlord fails to turn over possession of the Premises to Tenant, and (ii) $1,781.04 per day following the first 60-days following the Outside Date that Landlord fails to turn over possession of the Premises to Tenant (provided if the above per day cap amounts are required to be paid by Tenant under Tenant’s Existing Lease on a “per month basis” rather than a “per day basis”, then Landlord agrees to be responsible for such full monthly amount payable by Tenant thereunder), and (B) any holdover indemnification obligation in Tenant’s Existing Lease or otherwise. For example purposes only, if Landlord fails to turn over possession of the Premises to Tenant until January 4, 2013, Landlord may be responsible to provide Tenant with a Base Rent credit in the amount of $26,715.60, i.e., $890.52 x 30 days (rather than $3,562.08, i.e., $890.52 x 4 days).

5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord shall permit Tenant and its agents to enter the Premises two (2) weeks prior to the Commencement Date to prepare the Premises for Tenant’s use and occupancy, including, without limitation, installing Tenant’s IT/data center equipment. Any such permission shall constitute a license only, conditioned upon Tenant’s:

(a) working in harmony with Landlord and Landlord’s agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

(b) obtaining in advance Landlord’s approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof, and (ii) the contractor’s affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

(c) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.

Landlord shall have the right to withdraw such license for any reason upon one (1) business day’s written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.

6. MISCELLANEOUS.

(a) Tenant designates Cinta Putra (“Tenant’s Representative”) as the only person authorized to act for Tenant with respect to this Tenant Improvement Agreement. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may

APPENDIX C

change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. No period set forth herein for any approval of any matter by Tenant shall be extended by reason of any change in Tenant’s Representative. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of the Tenant Improvements, unless otherwise provided herein.

(b) Terms used in this Appendix C shall have the meanings assigned to them in the Lease. The terms of this Appendix C are subject to the terms of the Lease.

APPENDIX C

SCHEDULE “1” TO

APPENDIX C

EVERBRIDGE

10TH FLOOR

12-731-613

PRICING PLAN

PRP-1

SCHEDULE “1” TO

APPENDIX C

APPENDIX D

MORTGAGES CURRENTLY AFFECTING THE PROJECT

Lender:

Mesa West Real Estate Income Fund II (CORE INV), LLC

a Delaware corporation

11755 Wilshire Blvd., Suite 1675

Los Angeles, CA 90025

APPENDIX D

APPENDIX E

COMMENCEMENT DATE CONFIRMATION

Landlord:                                         , a

Tenant:                                              , a

This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of                     , 20     (the “Lease”) for certain premises known as Suite                      in the building commonly known as [Property Name] (the “Premises”). This Confirmation is made pursuant to Item 10 of the Schedule to the Lease.

1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date of the Lease is                    , 20    , and the Termination Date of the Lease is                     ,

2. Acceptance of Premises. Tenant has inspected the Premises and affirms that the Premises is in the condition required as of the Commencement Date pursuant to the terms of the Lease (including all work required to be completed by Landlord, if any), and has been accepted by Tenant in its current condition.

3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

TENANT:

,
a

By:
Name:
Title:

LANDLORD:

,
a

By:
Name:
Title:

APPENDIX E

EXTENSION OPTION RIDER

RIDER NO. 1 TO LEASE

This Rider No. 1 is made and entered into by and between SPUSV5 500 BRAND, LP, a Delaware limited partnership (“Landlord”), and EVERBRIDGE, INC., a Delaware corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. Subject to Rider No. 3 entitled, “Options In General”, Landlord hereby grants to Tenant one (1) option (the “Extension Option”) to extend the Term of the Lease for an additional period of three (3) years (the “Option Term”), on the same terms, covenants and conditions as provided for in the Lease during the initial Term, except for the Base Rent, which shall initially be equal to the “fair market rental rate” for the Premises for the Option Term as defined and determined in accordance with the provisions of the Fair Market Rental Rate Rider attached to the Lease as Rider No. 2, subject to fair market annual rent adjustments during the Option Term.

2. The Extension Option must be exercised, if at all, by written notice (“Extension Notice”) delivered by Tenant to Landlord no sooner than that date which is fifteen (15) months and no later than that date which is twelve (12) months prior to the expiration of the initial Term of the Lease. The Extension Option shall, at Landlord’s sole option, not be deemed to be properly exercised if, at the time the Extension Option is exercised or on the scheduled commencement date for the Option Term, Tenant has (a) committed an uncured event of default whose cure period has expired, or (b) assigned the Lease, or (c) sublet all or a majority (i.e., greater than 50%) of the Premises. Provided Tenant has properly and timely exercised the Extension Option, the then current Term of the Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the monthly Base Rent shall be as set forth above, and except that there shall be no remaining Extension Options.

RIDER NO. 1

FAIR MARKET RENTAL RATE RIDER

RIDER NO. 2 TO LEASE

This Rider No. 2 is made and entered into by and between SPUSV5 500 BRAND, LP, a Delaware limited partnership (“Landlord”), and EVERBRIDGE, INC., a Delaware corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. The term “fair market rental rate” as used in the Lease and any Rider attached to the Lease shall mean the annual amount per square foot, projected during the Option Term (including annual adjustments), that a willing, non-equity renewal tenant (excluding sublease and assignment transactions) would pay, and a willing, institutional landlord of a comparable first-class high-rise office building located in the Tri-City Corridor would accept, in an arm’s length transaction (what Landlord is accepting in then current transactions for the Building may be used for purposes of projecting rent for the Option Term), for space of comparable size, quality and floor height as the Premises, taking into account the age, quality and layout of the existing improvements in the Premises, and taking into account items that professional real estate brokers or professional real estate appraisers customarily consider, including, but not limited to, rental rates, space availability, tenant size, tenant improvement allowances, parking charges and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar office buildings. All economic terms other than monthly Base Rent, such as tenant improvement allowance amounts, if any, operating expense allowances, parking charges, etc., will be established by Landlord and will be factored into the determination of the fair market rental rate for the Option Term. Accordingly, the fair market rental rate will be an effective rate, not specifically including, but accounting for, the appropriate economic considerations described above.

2. In the event where a determination of fair market rental rate is required under the Lease, Landlord shall provide written notice of Landlord’s determination of the fair market rental rate not later than sixty (60) days after the last day upon which Tenant may timely exercise the right giving rise to the necessity for such fair market rental rate determination. Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the fair market rental rate within which to accept such fair market rental rate or to reasonably object thereto in writing. Failure of Tenant to so object to the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period shall conclusively be deemed Tenant’s approval and acceptance thereof. If within Tenant’s Review Period Tenant objects to or is deemed to have disapproved the fair market rental rate submitted by Landlord, Landlord and Tenant will meet together with their respective legal counsel to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth in Paragraph 1 above and shall diligently and in good faith attempt to negotiate a rental rate on the basis of such

RIDER NO. 2

individual determinations. Such meeting shall occur no later than ten (10) days after the expiration of Tenant’s Review Period. The parties shall each provide the other with such supporting information and documentation as they deem appropriate. At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each, within five (5) business days thereafter, submit to the other their respective best and final offer as to the fair market rental rate. If Landlord and Tenant fail to reach agreement on such fair market rental rate within five (5) business days following the receipt of the last of the two submittals (the “Outside Agreement Date”), Tenant’s Extension Option will be deemed null and void unless Tenant demands appraisal within five (5) days after the Outside Agreement Date, in which event each party’s determination shall be submitted to appraisal in accordance with the provisions of Section 3 below.

3. (a) Landlord and Tenant shall each appoint one (1) independent appraiser who shall by profession be an M.A.I. certified real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial (including office) properties in the Tri-City Corridor. The determination of the appraisers shall be limited solely to the issue of whether Landlord’s or Tenant’s last proposed (as of the Outside Agreement Date) best and final fair market rental rate for the Premises is the closest to the actual fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements specified in Section 1 above. Each such appraiser shall be appointed within fifteen (15) days after the Outside Agreement Date.

(b) The two (2) appraisers so appointed shall within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.

(c) The three (3) appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted best and final fair market rental rate, and shall notify Landlord and Tenant thereof During such thirty (30) day period, Landlord and Tenant may submit to the appraisers such information and documentation to support their respective positions as they shall deem reasonably relevant and Landlord and Tenant may each appear before the appraisers jointly to question and respond to questions from the appraisers.

(d) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the applicable Option. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Section 3(a) hereinabove, the appraiser appointed by one of them shall within thirty (30) days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser reach a decision based upon the same procedures as set forth above (i.e., by selecting either Landlord’s or Tenant’s submitted best and final fair market rental rate), and shall notify Landlord and Tenant thereof, and such appraiser’s decision shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the applicable Option.

(e) If the two (2) appraisers fail to agree upon and appoint a third appraiser, either party, upon ten (10) days written notice to the other party, can apply to the Presiding Judge of the

RIDER NO. 2

Superior Court of Los Angeles County to appoint a third appraiser meeting the qualifications set forth herein. The third appraiser, however, selected shall be a person who has not previously acted in any capacity for ether party.

(f) The cost of each party’s appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

(g) If the process described hereinabove has not resulted in a selection of either Landlord’s or Tenant’s submitted best and final fair market rental rate by the commencement of the applicable lease term, then the fair market rental rate estimated by Landlord will be used until the appraiser(s) reach a decision, with an appropriate rental credit and other adjustments for any overpayments of monthly Base Rent or other amounts if the appraisers select Tenant’s submitted best and final estimate of the fair market rental rate. The parties shall enter into an amendment to this Lease confirming the terms of the decision.

RIDER NO. 2

OPTIONS IN GENERAL

RIDER NO. 3 TO LEASE

This Rider No. 3 is made and entered into by and between SPUSV5 500 BRAND, LP, a Delaware limited partnership (“Landlord”), and EVERBRIDGE, INC., a Delaware corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. Definition. As used in this Lease and any Rider or Exhibit attached hereto, the word “Option” has the following meaning:

(i) The Extension Option pursuant to Rider No. 1 herein; and

(ii) The Right of First Offer pursuant to Rider No. 4 herein.

2. Options Personal. Each Option granted to Tenant is personal to the original Tenant executing this Lease and may be exercised only by the original Tenant executing this Lease and without having assigned this Lease or sublet a majority (i.e., greater than 50%) of the Premises, and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease. Each Option granted to Tenant under this Lease are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

3. Intentionally Omitted.

4. Effect of Default on Options. Tenant will have no right to exercise any Option, notwithstanding any provision of the grant of option to the contrary, and Tenant’s exercise of any Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant is in default of any monetary obligation or material non-monetary obligation under the terms of this Lease after notice and any applicable cure period as of Tenant’s exercise of the Option in question or at any time after the exercise of any such Option and prior to the commencement of the Option event, or (ii) Landlord has given Tenant three (3) or more factually accurate notices of default, whether or not such defaults are subsequently cured, during any twelve (12) consecutive month period of this Lease.

5. Options as Economic Terms. Each Option is hereby deemed an economic term which Landlord, in its sole and absolute discretion, may or may not offer in conjunction with any future extensions of the Term.

RIDER NO. 3

RIGHT OF FIRST OFFER RIDER

RIDER NO. 4 TO LEASE

This Rider No. 4 is made and entered into by and between SPUSV5 500 BRAND, LP, a Delaware limited partnership (“Landlord”), and EVERBRIDGE, INC., a Delaware corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. Grant of Option; Conditions. Commencing upon the execution of this Lease and continuing until the first (1st) anniversary of the Commencement Date (the “ROFO Period”), subject to the terms of this Rider No. 4 and Rider No. 3 entitled “Options in General”, Tenant shall have the one-time right of first offer (the “Right of First Offer”) with respect to any space contiguous to the Premises and located on the tenth (10th) floor of the Building (the “ROFO Space”); provided, however, ROFO Space shall not include any premises which is vacant as of the date of this Lease. Tenant’s Right of First Offer shall be exercised as follows: at any time during the ROFO Period, but after Landlord has determined that the existing tenant in any ROFO Space will not extend or renew the term of its lease for such ROFO Space (but prior to leasing such ROFO Space to a party other than the existing tenant), Landlord shall deliver written notice to Tenant (the “ROFO Notice”) of the terms under which Landlord is prepared to lease the ROFO Space to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such ROFO Space as reasonably determined by Landlord. Tenant may lease such ROFO Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within five (5) business days after the date of the ROFO Notice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with a ROFO Notice, if:

a. Tenant is not entitled to exercise the Right of First Offer pursuant to Rider No. 3; or

b. Tenant does not intend to use the ROFO Space for Tenant’s exclusive use during the Term; or

c. the existing tenant in the ROFO Space is interested in extending or renewing its lease for the ROFO Space or entering into a new lease for such ROFO Space.

2. Terms for ROFO Space.

a. The term for the ROFO Space shall commence upon the commencement date stated in the ROFO Notice and thereupon such ROFO Space shall be considered a part of the Premises, provided that all of the terms stated in the ROFO Notice shall govern Tenant’s leasing of the ROFO Space and only to the extent that they do not conflict with the ROFO Notice, the terms and conditions of this Lease shall apply to the ROFO Space.

RIDER NO. 4

b. Tenant shall pay Base Rent and Additional Rent for the ROFO Space in accordance with the terms and conditions of the ROFO Notice, which terms and conditions shall reflect the Prevailing Market rate for the ROFO Space as determined in Landlord’s reasonable judgment.

c. The ROFO Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the ROFO Space or as of the date the term for such ROFO Space commences, unless the ROFO Notice specifies any work to be performed by Landlord in the ROFO Space, in which case Landlord shall perform such work in the ROFO Space. If Landlord is delayed delivering possession of the ROFO Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the ROFO Space shall be postponed until the date Landlord delivers possession of the ROFO Space to Tenant free from occupancy by any party.

3. Termination of Right of First Offer. The rights of Tenant hereunder with respect to the ROFO Space shall terminate on the earlier to occur of: (i) the expiration of the ROFO Period; (ii) Tenant’s failure to exercise its Right of First Offer within the 5-business day period provided in Section 1 above; and (iii) the date Landlord would have provided Tenant a ROFO Notice if Tenant had not been in violation of one or more of the conditions set forth in Section 1 above.

4. Offering Amendment. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the ROFO Space to the Premises on the terms set forth in the ROFO Notice and reflecting the changes in the Base Rent, the Rentable Area of the Premises, Tenant’s Proportionate Share and other appropriate terms. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within fifteen (15) days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

5. Definition of Prevailing Market. For purposes of this Right of First Offer provision, “Prevailing Market” shall mean the annual rental rate per square foot for space comparable to the ROFO Space in the Building and first-class high-rise office buildings comparable to the Building in the Tri-City Corridor under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the ROFO Space, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

RIDER NO. 4

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”), dated for reference purposes only as of October 9, 2014, is entered into by and between GPI 500 BRAND, LTD., a Texas limited partnership (“Landlord”), as successor-in-interest to SPUSV5 500 Brand, LP (“Prior Landlord”), and EVERBRIDGE, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant are parties to that certain Lease dated September 24, 2012 (the “Lease”), by and between Prior Landlord, as landlord, and Tenant, as tenant, whereby Tenant currently leases from Landlord that certain space containing approximately 12,326 square feet of Rentable Area (the “Existing Premises”) on the 10th floor of that certain building located at 500 North Brand Blvd., Glendale, California (the “Building”), as more particularly described in the Lease. Landlord has succeeded to all of the rights and interests of Prior Landlord as “landlord” under the Lease.

B. Capitalized terms, which are used in this Amendment without definition, have the meanings given to them in the Lease.

C. Tenant has requested that additional space containing approximately 1,695 square feet of Rentable Area comprising Suite 1015 on the 10th floor of the Building as depicted in Exhibit “A” attached hereto (the “Expansion Space”) be added to the Existing Premises, and Landlord is willing to do the same on the terms and conditions set forth in this Amendment.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Expansion. Effective as of November 1, 2014 (the “Expansion Effective Date”), the “Premises”, as defined in the Lease, is increased from 12,326 square feet of Rentable Area to 14,021 square feet of Rentable Area by the addition of the Expansion Space, and from and after the Expansion Effective Date, the combined Existing Premises and the Expansion Space (hereinafter, the “New Premises”), shall be deemed the “Premises”, as defined in the Lease. Tenant’s leasing of the Expansion Space shall commence on the Expansion Effective Date and shall be coterminous with the Term for Tenant’s leasing of the Existing Premises. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Existing Premises unless such concessions are expressly provided for herein with respect to the Expansion Space. Except as otherwise expressly provided herein to the contrary, nothing herein shall affect the terms of Tenant’s leasing of the Existing Premises.

2. Early Access. So long as this Amendment is executed by October 13, 2014, and so long as Landlord has received from Tenant certificates satisfactory to Landlord evidencing the insurance required to be carried by Tenant under the Lease with respect to the Expansion Space, Landlord shall use its commercially reasonable efforts to give Tenant access to the Expansion Space by October 15, 2014

(the “Early Access Period”) for purposes of installing Tenant’s furniture, fixtures, and equipment (“Tenant’s Work”) and commencing business operations. Tenant’s Work shall be performed by Tenant at Tenant’s sole cost and expense. Tenant’s access to the Expansion Space during the Early Access Period shall be subject to all terms and conditions of the Lease as amended by this Amendment (the “Amended Lease”); provided, however, Tenant shall not be obligated to pay Base Rent during the Early Access Period until the Expansion Effective Date.

3. Base Rent. The schedule of Base Rent payable with respect to the Expansion Space shall be consistent with the Base Rent payable with respect to the Existing Premises on a per square foot basis, as more particularly set forth below:

Period	Approximate Monthly Base Rent (per square foot of Rentable Area)	Monthly Base Rent
11/1/14 - 12/31/14	$2.27	$3,840.87
1/1/15 - 12/31/15	$2.33	$3,956.10
1/1/16 - 5/31/16	$2.40	$4,074.78

All such Base Rent shall be payable by Tenant in accordance with the terms of the Amended Lease.

4. Condition of Expansion Space. Landlord shall deliver the Expansion Space with the existing interior carpets steam-cleaned and with all existing Building standard lighting, electrical, plumbing and heating, ventilation and air-conditioning systems (the “Operating Systems”) serving the Expansion Space, in good working condition; provided, however, Landlord shall not be required to connect such Operating Systems to Tenant’s existing systems within the Existing Premises, and Landlord shall have no liability hereunder for repairs or replacements necessitated by the negligent acts or omissions of Tenant and/or of Tenant’s representatives, agents, contractors and/or employees. Except for the foregoing, Tenant hereby agrees that Tenant shall accept the Expansion Space in its current AS IS and WHERE IS condition, without any representation or warranty as to its condition or the suitability thereof for the conduct of Tenant’s business, and acknowledges that Landlord shall not be obligated to refurbish or improve the Expansion Space or to otherwise fund improvements for the Expansion Space in any manner. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that neither the New Premises (i.e., the combined Existing Premises and Expansion Space) nor the Building have undergone inspection by a Certified Access Specialist (CASp).

5. Base Year; Tenant’s Proportionate Share for the Expansion Space.

a. Base Year. The Base Year for the Expansion Space shall be the calendar year 2015.

b. Tenant’s Proportionate Share. Tenant’s Proportionate Share for the Expansion Space shall be 0.4035%, based on the Project containing 420,032 square feet of Rentable Area and the Expansion Space containing 1,695 square feet of Rentable Area.

6. Parking. Commencing as of the Expansion Effective Date and continuing for the duration of the Term, Tenant shall be entitled to six (6) additional unreserved parking spaces in connection with Tenant’s leasing of the Expansion Space, for which Tenant shall pay Parking Rent at the rate charged by Landlord for unreserved parking spaces, as such rates may change from time to time.

7. Extension Option. Tenant’s Extension Option, as provided in Rider No. 1 to the Lease, is hereby amended to include the entire New Premises.

8. Addresses. Landlord’s addresses for notices and payment of Rent are hereby amended as follows:

For Notices:

5601 Granite Parkway, Suite 800

Plano, Texas 75024

Attention: Director of Leasing

Phone: 972-731-2300

Fax: 972-731-2360

For Payment of Rent:

GPI 500 Brand, Ltd.

PO Box 844381

Los Angeles, CA 90084-4381

9. Brokers. Tenant represents and warrants to Landlord that, with the exception of CBRE, Inc., representing Landlord and Tenant (the “Broker”), and it is not aware of any other brokers, agents or finders who may claim a fee or commission in connection with the consummation of the transactions contemplated by this Amendment. Landlord and Tenant each consents to such dual representation by Broker. If any claims for brokers’ or finders’ fees in connection with the transactions contemplated by this Amendment arise other than by Broker, then Tenant agrees to indemnify, protect, hold harmless and defend Landlord (with counsel reasonably satisfactory to Landlord) from and against any such claims if they shall be based upon any statement, representation or agreement made by Tenant.

10. No Other Modifications; Counterparts. Landlord and Tenant agree that except as otherwise specifically modified in this Amendment, the Lease has not been modified, supplemented, amended, or otherwise changed in any way and the Lease remains in full force and effect between the parties hereto as modified by this Amendment. To the extent of any inconsistency between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall apply and govern the parties. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed the date first above written.

TENANT:

EVERBRIDGE, INC., a Delaware corporation

By:	/s/ Cinta Putra
Name:	CINTA PUTRA
Its:	CFO

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LANDLORD:

GPI 500 BRAND, LTD., a Texas limited partnership

By:	Granite Properties, Inc.,
a Delaware corporation
Its: General Partner

	By:	/s/ Thomas G. Miller
	Name:	THOMAS G. MILLER
	Title:	MANAGING DIRECTOR

EXHIBIT “A”

OUTLINE AND LOCATION OF EXPANSION SPACE

EXHIBIT “A”

EXHIBIT B

(Lease)

19.

EXHIBIT C

(Alterations)

20.

PRICING FLOOR PLAN

1

GENERAL PRICING NOTES

PRICING PLAN KEY NOTES

ALTERNATE PRICING KEY NOTES

POWER & COMMUNICATIONS SCHEDULE

SYMBOL	FUNCTION	MOUNTING
[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]

PARTITION SCHEDULE/PRICING PLAN LEGEND

W|O|L|C|O|T|T

ARCHITECTURE | INTERIORS

EVERBRIDGE

155 N. LAKE
8TH FLOOR
PASADENA, CA

PROJECT NO. 15-1320-3

PRICING PLAN

PRP-1